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                                                                      Exhibit 23



                         CONSENT OF INDEPENDENT AUDITORS


We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 333-62053) pertaining to the Citizens Financial Services, FSB Employees' Savings & Profit Sharing Plan and Trust of our report dated February 16, 2001, with respect to the consolidated financial statements of CFS Bancorp, Inc. incorporated by reference in the Annual Report (Form 10-K) for the year ended December 31, 2000.

We also consent to the incorporation by reference in the Registration Statement (Form S-8 No. 333-62049) pertaining to the Stock Options Assumed In The Acquisition Of SuburbFed Financial Corp. of our report dated February 16, 2001, with respect to the consolidated financial statements of CFS Bancorp, Inc. incorporated by reference in the Annual Report (Form 10-K) for the year ended December 31, 2000.

We also consent to the incorporation by reference in the Registration Statement (Form S-8 No. 333-84207) pertaining to the 1998 Stock Option Plan of CFS Bancorp, Inc. of our report dated February 16, 2001, with respect to the consolidated financial statements of CFS Bancorp, Inc. incorporated by reference in the Annual Report (Form 10-K) for the year ended December 31, 2000.




Chicago, Illinois
March 27, 2001